Exhibit 99.1

2011-9

Contact:                R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO TAKE FIRST QUARTER CHARGES RELATED TO SUBSEA SYSTEMS PROJECT, LIBYA SANCTIONS

HOUSTON (March 28, 2011) – Cameron (NYSE: CAM) will record a first quarter charge of approximately $0.15 per share associated with delays on a subsea systems project in Nigeria.  Cameron President and Chief Executive Officer Jack B. Moore said, "Large subsea projects in emerging countries carry varying levels of risk, especially with respect to in-country activities.  Due to cost overruns associated with a singularly large and complex subsea project in the country, we will include a charge for these expenses in our first quarter results."
Moore also noted that the Company will record a charge of $0.02 per share to reserve for accounts receivable, related to work previously performed in Libya, that are not likely to  be collected due to U.S. government sanctions.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com